POWER OF ATTORNEY

This statement confirms that I have authorized and designated James L.

Chosy, Sara E. Gross Methner, John W. Geelan, and Jake J. Howell, and

each of them, as my attorney-in-fact to execute and file on my behalf all Forms 3 (Initial Statement of Beneficial Ownership of Securities),

Forms 4 (Statement of Changes in Beneficial Ownership of Securities)

and Forms 5 (Annual Statement of Changes in Beneficial Ownership),

including any and all amendments thereto, that I may be required to file with the Securities and Exchange Commission as a result of my ownership of or transactions in securities of Piper Jaffray Companies.

This power of attorney shall continue in effect until I am no longer required to file Forms 4 and 5 with regard to my ownership of or transactions in securities of Piper Jaffray Companies, unless I earlier revoke this power of attorney in a writing delivered to the above-named attorneys-in-fact.  I acknowledge that the above-named attorneys-in-fact are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:           08/04/06

Signature:      /s/ Timothy L. Carter

Printed Name:   Timothy L. Carter